As filed with the Securities and Exchange Commission on December 8, 2000

                                                        Registration No. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                                  NETBANK, INC.
               (Exact name of issuer as specified in its charter)

        GEORGIA                                         58-2224352
(State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                       Identification No.)



           11475 GREAT OAKS WAY, SUITE 100, ALPHARETTA, GEORGIA 30022 (Address of principal executive offices, including zip code)

                   NETBANK, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                              -------------------


        D. R. GRIMES                                                            COPY TO:
VICE CHAIRMAN AND CHIEF EXECUTIVE OFFICER
        NETBANK, INC.                                                   T. CLARK FITZGERALD III, ESQ.
11475 GREAT OAKS WAY, SUITE 100                                         ARNALL GOLDEN & GREGORY, LLP
ALPHARETTA, GEORGIA 30022                                               2800 ONE ATLANTIC CENTER
(Name and address of agent for service)                                 1201 WEST PEACHTREE STREET
        (770) 343-6006                                                  ATLANTA, GEORGIA 30309-3450
(Telephone number, including area code, of                              (404) 873-8622
        agent for service)


                         CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------------------------------
Title of Securities     Amount to be     Proposed Maximum Offering       Proposed Maximum Aggregate     Amount of Registration Fee
Registered              Registered       Price Per Share (1)             Offering Price (1)             (1)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock,           500,000             $6.78125                        $3,390,625.00                  $895.13
$.01 par value
-----------------------------------------------------------------------------------------------------------------------------------


     (1) The offering price for such shares is estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of the NetBank's common stock on December 4, 2000 as quoted on The Nasdaq Stock Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by NetBank, Inc. ("NetBank") with the Securities and Exchange Commission (the "Commission") hereby are incorporated herein by reference as of their respective dates:

o    NetBank's Annual Report on Form 10-K for the year ended December 31, 1999;

o NetBank's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000; and

o The description of NetBank's common stock as contained in NetBank's Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act (File No. 0-22361), and any amendment or report filed for the purpose of updating any such description.

     In addition, all reports and documents subsequently filed by NetBank pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may indemnify its directors and officers against civil and criminal liabilities. Directors and officers may be indemnified against expenses if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, if they have not been adjudged liable on the basis of the improper receipt of a personal benefit and, with respect to any criminal action, if they had no reasonable cause to believe their conduct was unlawful. A director or officer may be indemnified against expenses incurred in connection with a derivative suit if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Statutory indemnification is not exclusive of any rights provided by any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

     NetBank's bylaws contain certain indemnification provisions providing that directors, officers and employees or agents of NetBank will be indemnified against expenses actually and reasonably incurred by them if they are successful on the merits of a claim or proceeding. When a case or dispute is not ultimately determined on its merits (i.e., it is settled), the indemnification provisions provide that NetBank will indemnify directors when they meet the applicable standard of conduct. The applicable standard of conduct is met if the director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of NetBank, and with respect to an employee benefit plan, for a purpose the director believed in good faith to be in the interests of the participants and beneficiaries of the plan. The standard of conduct with respect to any criminal action or proceeding is met if the director had no reasonable cause to believe his or her conduct was unlawful. Whether the applicable standard of conduct has been met is determined by the Board of Directors, the shareholders or independent legal counsel in each specific case.

     NetBank may also provide for greater indemnification than that set forth in the bylaws if it chooses to do so, subject to approval by NetBank's shareholders. NetBank may not, however, indemnify a director for liability arising out of circumstances that constitute exceptions to limitation of a director's liability for monetary damages. NetBank may purchase and maintain insurance on behalf of any director against any liability asserted against such person and incurred by him or her in any such capacity, whether or not NetBank would have had the power to indemnify against such liability.

     In addition, Article X of NetBank's amended and restated articles of incorporation, subject to certain exceptions, eliminates the potential personal liability of a director for monetary damages to NetBank and to the shareholders of NetBank for a breach of duty as a director. There is no elimination of liability for:

o a breach of duty involving appropriation of a business opportunity of NetBank;

o an act or omission not in good faith or involving intentional misconduct or a knowing violation of law;

o a transaction from which the director derives an improper material tangible personal benefit; or

o as to any payment of a dividend or approval of a stock repurchase that is illegal under the Georgia Business Corporation Code.

     The articles of incorporation do not eliminate or limit the right of NetBank or its shareholders to seek injunctive or other equitable relief not involving monetary damages.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling NetBank pursuant to the foregoing provisions, NetBank has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


ITEM 8. EXHIBITS

EXHIBIT
NUMBER                  DESCRIPTION

4.1     Form of Common Stock  Certificate  (Incorporated by reference to Exhibit
        4.1 to the Registration Statement on Form S-1 (File No. 333-23717)).

4.2 Rights Agreement dated January 20, 2000 between NetBank and SunTrust Bank (Incorporated by reference to Exhibit 99.1 to the Registration Statement on Form 8-A filed January 28, 2000).

5*      Opinion of Arnall Golden & Gregory, LLP

23.1*   Consent of Deloitte & Touche LLP

23.2*   Consent of Arnall Golden & Gregory, LLP (included in Exhibit 5)

24.1*   Powers of Attorney (included as part of the signature page hereto)

99.1*   NetBank, Inc. Employee Stock Purchase Plan

---------------------------
* Filed herewith.


ITEM 9. UNDERTAKINGS

     A. RULE 415 OFFERING.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided,  however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section
          15(d) of the 1934 Act that are incorporated by reference in the registration statement.


          (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. INDEMNIFICATION OF OFFICERS, DIRECTORS AND CONTROLLING PERSONS.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 7, 2000.



                                        NETBANK, INC.



                                        By:  /s/D.R. Grimes
                                        ----------------------------------------
                                                D.R. Grimes
                                                Vice Chairman and
                                                Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints D.R. Grimes and Robert E. Bowers, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Name                                    Title                                   Date


/s/ T. Stephen Johnson
-----------------------------           Chairman of the Board                   December 8, 2000
T. Stephen Johnson

/s/ D.R. Grimes                         Vice Chairman and                       December 7, 2000
-----------------------------           Chief Executive Officer
D.R. Grimes                             (Principal Executive Officer)

/s/ Michael R. Fitzgerald               President, Chief Operating Officer      December 7, 2000
-----------------------------           and Director
Michael R. Fitzgerald

/s/ Robert E. Bowers                    Chief Financial Officer,                December 7, 2000
-----------------------------           Corporate Secretary and Director
Robert E. Bowers                        (Principal Financial Officer)

    Ward H. Clegg                       Director                                December   , 2000
------------------------------
Ward H. Clegg

/s/ Donald S. Shapleigh, Jr.            Director                                December 8, 2000
------------------------------
Donald S. Shapleigh, Jr.


                                      II-5




/s/ J. Stephen Heard                    Director                                December 8, 2000
------------------------------
J. Stephen Heard

    Robin C. Kelton                     Director                                December   , 2000
------------------------------
Robin C. Kelton

/s/ Thomas H. Muller, Jr.               Director                                December 7, 2000
------------------------------
Thomas H. Muller, Jr.

    J. Joe Ricketts                     Director                                December   , 2000
------------------------------
J. Joe Ricketts

/s/ W. James Stokes                     Director                                December 7, 2000
------------------------------
W. James Stokes

    Mack I. Whittle, Jr.                Director                                December   , 2000
------------------------------
Mack I. Whittle, Jr.

/s/ Laura P. Moon                       Chief Accounting Officer                December 7, 2000
------------------------------
Laura P. Moon



                                  EXHIBIT INDEX


Exhibit

4.1       Form of Common Stock Certificate (Incorporated by reference to Exhibit
          4.1 to the Registration Statement on Form S-1 (File No. 333-23717)).


4.2 Rights Agreement dated January 20, 2000 between NetBank and SunTrust Bank (Incorporated by reference to Exhibit 99.1 to the Registration Statement on Form 8-A filed January 28, 2000).

  5*      Opinion of Arnall Golden & Gregory, LLP

23.1*     Consent of Deloitte & Touche LLP

23.2*     Consent of Arnall Golden & Gregory, LLP (included in Exhibit 5)

24.1*     Powers of Attorney (included as part of the signature page hereto)

99.1*     NetBank, Inc. Employee Stock Purchase Plan

---------------------------
* Filed herewith.